Exhibit 23.5

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement (No. 333-        ) on Form S-4 and the accompanying proxy statement/prospectus of Cambridge Bancorp of our report dated February 9, 2018, relating to the financial statements of Optima Bank & Trust Company as of and for the years ended December 31, 2017 and 2016.

We also consent to the reference to our firm under the heading “Experts” in such proxy registration statement.

/s/ Baker Newman & Noyes LLC

Portland, Maine

January 22, 2019